Exhibit 10.32

AMENDMENT TO CUSTOMER ACQUISITION AND RESALE AGREEMENT

This Amendment (“Amendment”) to the Customer Acquisition and Resale Agreement, dated as of January 2, 2019,  between pdvWireless, Inc. (“Operator”), and Goosetown Enterprises, Inc. (“Reseller”) (the “Agreement”), is made effective as of March 31, 2019 (“Amendment Effective Date”).    The parties wish to amend the Agreement in accordance with the terms and conditions thereof and agree that the Agreement is hereby amended as set forth below.

1.	The definition of “Transition Date” at Section 1.12 will be replaced with April 1, 2019.
2.	The following sentence is hereby added to the end of Section 6.1:
a.	“For clarity, Operator will be responsible for collecting any revenue billed by Operator prior to the Transition Date.”
3.	The following is hereby added to the Agreement as Section 6.4:
a.

“Payments in Error. In the event a System Customer or Application Customer inadvertently submits payment to Operator after April 1, 2019 (or to Reseller prior to March 31, 2019), the recipient party shall notify the other party within one (1) business day of receipt of such payment.  The party paid in error shall remit any such revenue to the rightful party on a monthly basis batched with any other such reimbursements.”

4.

In the first bullet point under the subheading “TeamConnect Mobile, TeamConnect Hub and TeamConnect for Smart Device Customers” in Exhibit C of the Agreement, “Effective Date” is hereby replaced with “Transition Date”.

5.

This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom.  This Amendment shall be integrated in and form part of the Agreement upon execution.  All terms and conditions of the Agreement shall remain unchanged except as modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed.  Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control.

GDSVF&H\

IN WITNESS WHEREOF, Operator and Reseller have caused this Amendment to be executed by their respective, duly authorized officers or representatives, effective as of the Amendment Effective Date.

PDVWIRELESS, INC.:

By:  /s/ Brian D. McAuley

Name: Brian D. McAuley

Title: Chairman

GOOSETOWN ENTERPRISES, INC.:

By:  /s/ Joseph Gottlieb

Name:  Joseph Gottlieb

Title:  President

GDSVF&H\